                                                                   Exhibit 10.42


                 DEED NO. 840 OF THE REGISTER OF DEEDS FOR 2001

                       Authenticated in Frankfurt am Main

                               on August 31, 2001


Today,

                                before me, Notary

                               DR. GERHARD PILGER

                 with his official office in Frankfurt am Main

the following persons, who were unreservedly capable of contracting, appeared in the offices of the Wessing Law Office in Senckenberganlage 20-22, 60325 Frankfurt am Main where the Notary had been requested to come by the parties:

1. MR. TOBIAS WAHL, ATTORNEY-AT-LAW, with his business address in Corneliusstrasse 18, 60325 Frankfurt am Main, acting, with no power of representation and with no liability for obtaining the appropriate approval, as the representative of

         Dr. Dr. Werner Schreiber, Attorney-at-Law, with his business office in Blumenstrasse 17, 69115 Heidelberg acting as the Insolvency Liquidator of the assets of MB Quart Akustik GmbH, Neckarstrasse 20, 74847 Obrigheim

                  - hereinafter referred to as the "Insolvency Liquidator" or the "Seller" -

and

2. MR. JAMES M. THOMPSON, with his business address in Neckarstrasse 20, 74874 Obrigheim, acting not in his own name and not personally liable for his declarations, but as representative of

         "ORION" Funfundachtzigste Beteiligungsgesellschaft mbH (in future referred to as "Rockford MB Quart Akustik GmbH"), Senckenberganlage 20-22 , 60325 Frankfurt am Main (in future referred to as "Neckarstrasse 20, 74847 Obrigheim) as its sole Chief Executive with exclusive powers of representation.

         with the person appearing under 2 being hereinafter referred to as the "Buyer".

3. MR. ANDREAS KLUG, ATTORNEY-AT-LAW, resident in Clements House, 14/18 Gresham Street, London EC2V 7 JE

The persons appearing identified themselves to the satisfaction of the Notary by presenting their official identity cards/passports bearing a photograph.

The person appearing under 1.) promised to submit the approval and documentation of the administrator appointment of the person represented by him without delay but without being personally liable for the aforesaid presentation.

The power of representation of the person appearing under 2.) originates from Deed 838/2001 of today's date issued by the acting Notary and is hereby confirmed.

The person under 2.) is not conversant with the German language but only speaks and understands English. The person appearing under 3.) who is conversant with the English language to the satisfaction of the Acting Notary declared that he was prepared to translate the following deed into English for the person appearing under 2.) in parallel with the aforesaid Deed being read out. He declared that he was not a certified translator. He then swore the translators' oath: "I swear that I will translate truthfully and conscientiously". After being cautioned that he was able to insist on a certified translation, the person appearing under 2.) waived the aforesaid. It was explained that the German text is authoritative.

The Notary asked the persons appearing whether he or a person associated with him had already acted in a matter which formed the subject matter of the present authentication outside his official activity. The question was answered in the negative by the persons appearing.

The persons appearing then requested an official recording of the following:

                 AGREEMENT FOR THE SALE AND PURCHASE OF PROPERTY
                                 WITH CONVEYANCE



                                  INTRODUCTION

Insolvency proceedings have been opened on the estate of MB Quart Akustik GmbH (hereinafter referred to as the "Debtor") in the resolution passed by the Mosbach Local Court on July 1, 2001. The Seller has been appointed as the Insolvency Liquidator.


                                    SECTION 1
                     SUBJECT MATTER OF THE SALE AND PURCHASE

1. The Debtor is the registered owner of the following property entered in the Land Registry of Obrigheim am Neckar (Local Court District of Mosbach), namely no. 1897:

         Plot 4843, size 16,732 m(2), operational area, Neckarstrasse 20

         Plot 4841, size 1,027 m(2), agricultural area, Obere Au

         Plot 4842, size 1,016 m(2), agricultural area, Obere Au

         Plot 4840, size 440 m(2), agricultural area, Obere Au

         Plot 4858/45 size 577 m(2), traffic area, Neckarstrasse

                  - hereinafter referred to as the "Property" -

2. The Notary has not inspected the Land Register. He is, however, in possession of a certified land register extract dated August 30, 2001. According to the aforesaid, the Land Registry is encumbered in Sections II and II as follows;

Section II           No. 5:        Insolvency notice, entered on May 15, 2001

                     No. 6:        Insolvency notice, entered on May 17, 2001

Section III: a)      No. 1:        DM 418,300 (a land charge of four hundred and
                                   eighteen thousand three hundred Deutschmarks
                                   - uncertified, with 6 percent interest p.a.
                                   in favour of the Obrigheim Municipal
                                   Authority. The respective owner is subject to immediate execution. Reference is made to the approval of December 23, 1991, registered on March 3, 1992.

       b)            No. 2         DM 2,800,000 (two million eight hundred
                                   thousand Deutschmarks as a due land
                                   charge - uncertified - with 15 percent
                                   interest p.a. in favour of Deutsche
                                   Genossenschafts-Hypothekenbank AG in
                                   Hamburg, The respective owner is subject to immediate execution. Reference is made to the approval of January 27, 1992, registered on March 3, 1992. Properties under plot nos.
                                   15325 and 15322 entered in the Hopfingen
                                   Land Register are also encumebered.



                                    SECTION 2
               PURCHASE; CONVEYANCE AND PRIOR NOTICE OF CONVEYANCE

1. The Seller hereby sell the aforesaid property free of encumbrances and the Buyer hereby buys the aforesaid property with all its ancillary legal components and rights. The Buyer is able to inform himself of the existence of any public charges. The Seller is aware of no such public charges.

2. The parties are in agreement that ownership of the aforesaid property sold under Section 2, section 1 should pass to the Buyer. The Seller hereby approves and the Buyer hereby petitions the entry of the aforesaid legal change in the Land Register.

3. In order to secure the right of the Buyer to procure ownership of the sold property, the Buyer hereby petitions and the Seller hereby approves the entry of a prior notice of sale with prior ranking. The Buyer hereby petitions the cancellation of this prior notice with a transfer of ownership provided no intermediate entries have been made without his approval after the authentication of the present Agreement.

                                    SECTION 3
                                 PURCHASE PRICE

1.       The purchase price for the property shall be

                                 DM 2,900,000.00

           (in words: two million nine hundred thousand Deutschmarks)

         plus turnover tax in the present statutory amount of 16 % on the net purchase price and 16 % on half the land transfer tax
         (Grunderwerbsteuer), i.e. DM 472,120.00.

         The total purchase price shall therefore be

                                 DM 3,372,120.00

               (in words: three million three hundred and seventy
                two thousand one hundred and twenty Deutschmarks)

         Of the above amount, DM 38.00 (thirty eight Deutschmarks) per square meter are attributable to the land.

2. Payment of the purchase price shall be due on September 12, 2001 by means of a remittance to the escrow account of the Notary yet to be opened and yet to be notified to the Buyer, with the aforesaid remittance being free of expenses and without reservation.

         Payment of the purchase price shall not, however, be due before the approval of the present Agreement by the Seller has been received by the Notary in a form suitable for Land Registry purposes, before the prior notice of sale has been entered in the Land Register ranking after the aforesaid encumbrances (finance mortgages may have priority) and before the Notary has informed the Buyer of the aforesaid in writing. The Notary is hereby instructed to forward the written notification of the due date prerequisites to the Buyer without delay.

         The Notary is also hereby instructed to inform the Seller of the payment of the purchase price without delay.

         The purchase price shall bear interest at 9.5 % p.a. upon delay.

         The purchase price deposited by the Buyer on the escrow account of the Notary shall be deposited as a monthly deposit or as overnight money at the discretion of the Notary until the prerequisites for executing the Agreement have all been met.

3. The Seller hereby petitions a cancellation of encumbrances in the Land Register entered in Section III under nos. 1 and 2.

         The Notary is hereby instructed to remit the settlement amount requested by the creditor of the rights in Section III, no. 2, namely Deutsche Genossenschafts-Hypothekenbank AG, and confirmed in writing by the Insolvency Liquidator, concurrently with the submission of the present sale and purchase contract with the Land Registry Office for the transfer of ownership and for cancellation of the aforesaid right if and as soon as he has received the cancellation approval for the encumbrance in Section III, no. 2 in good faith with the exclusive condition that use is made of the cancellation approval for cancellation purposes only upon receipt of payment of the settlement amount. The Notary is hereby instructed to establish the settlement amount and to obtain the cancellation approval in good faith. A prerequisite for the aforesaid instruction is that the settlement amount is not higher than deposited purchase price.

         The Seller anticipates that the municipal authority is obliged to cancel the encumbrance in Section III, no. 1 of the Land Registry without being able to demand payment. The Notary is therefore instructed to request the municipal authority of Obrigheim to accept receipt of the cancellation approval and to submit the approval to the Land Registry office for execution purposes.

         That part of the net purchase price which is not required to settle with Deutsche Genossenschafts-Hypothekenbank AG shall remain deposited on the escrow account of the Notary as security pending cancellation of the encumbrance in Section III, no. 1. Should it finally and conclusively transpire that a cancellation request made to the municipal authority can only be made upon payment of a monetary amount, the Notary is hereby instructed to make the aforesaid payment from the deposited security insofar as the aforesaid security is sufficient.

4. The turnover tax shall be transferred by the Notary to the escrow account of the Seller with Sparkasse Mosbach, account no. 3137296 (bank sorting code 674 500 48) immediately after entry of the prior notice of conveyance.

5. That part of the net purchase price, including accrued interest on the net purchase price, remaining after settlement of the mortgage creditors shall be paid by the Notary to the escrow account of the Seller with Sparkasse Mosbach, account no. 3137296 (bank sorting code 674 500 48) when the transfer of ownership to the Buyer is ensured (with the exception of the clearance certificate).

6. The Buyer hereby submits himself to immediate execution of his whole estate on account of all payment obligations in the main and ancillary matter entered into and assumed by the Buyer in the present Deed. The Seller shall be entitled to issue enforceable copies of the present Deed at the cost of the Buyer and with evidence of the facts and circumstances justifying the relevant due date and enforceability.


                                    SECTION 4
                        POSSESSION, TRANSFER AND BENEFITS

1. The property, including all benefits, burdens and risks, shall pass to the Buyer upon occurrence of the conditions specified in Section 7,
         Section 1.

2. All taxes and other public charges shall be borne by the Buyer to the extent that they have not been paid. This shall particularly apply for any and land development and improvement contributions. The Buyer hereby indemnifies the Seller against any such payment obligations in relations per se. The Seller has submitted a statement to the Obrigheim municipal authority, according to which no land development or improvement contributions are due at present.


                                    SECTION 5
                                    WARRANTY

All warranty and/or compensation claims of the Buyer against the Insolvency Liquidator and/or the Debtor shall be excluded (unless they are based on wilful intent and/or gross negligence). The property is sold as it stands. The Buyer hereby confirms that he has informed himself in detail concerning the property and its condition. No special qualities or features are warranted.

The Seller also assumes no warranty that the subject matter of the Agreement is free of injurious soil pollution or any other ecologically questionably materials within the meaning of Section 4, para. 3 of the German Soil Protection Act (Boden-schutzgesetz). The costs of any remedial measures shall be borne by the Buyer. The soil survey reports of June 25, 1991 and August 29, 2001 are known to the Buyer.

The Buyer therefore indemnifies the Seller against all liability for any possible toxic waste in respect of the property (in the broadest sense of the word, this means all environmental pollution of the property without referring to any legal definitions of the expression "toxic waste"). This shall apply for all liability and claims made against the Seller, for whatever legal cause. The ruling in Section 24, para. 2 of the German Soil Protection Act (Bodenschutzgesetz) is also eliminated by agreement; this means that any internal compensation claims of the Buyer against the Seller shall at all events be excluded. The Seller hereby assigns all compensation claims and any other claims against the previous owner or any other damaging party to the Buyer; the Buyer hereby accepts the aforesaid assignment.



                                    SECTION 6
                                 COSTS AND TAXES

All costs, taxes and other expenses shall be borne by the Buyer, especially the costs for drawing up and executing the present Deed, the Notary escrow account and the land transfer tax (Grunderwerbsteuer).



                                    SECTION 7
                              SUSPENSIVE CONDITION

1. With the exception of conveyance in accordance with Section 2, Section 2 and the prior notice of conveyance in Section 2, Section 3, the present Agreement is under the suspensive condition that

         - the Agreement on the Sale and Purchase of Assets has been concluded and executed with the Buyer or an affiliated company of the Buyer with regard to the intangible and tangible fixed assets of the Debtor, its inventories and its shares in MB Quart Inc. The aforesaid condition shall be deemed to have occurred when both parties have confirmed this to the Notary in writing.

         - the Creditors' Committee of the Debtor agrees with the present Agreement for the sale and purchase of property. The aforesaid condi-tion shall also be deemed to have occurred when both parties have confirmed this to the Notary in writing.

2. With regard to the conveyance declared in Section 2, the Notary is hereby instructed to submit the corresponding application and to submit it to the Land Registry Office for execution only when the aforesaid conditions have occurred. For this purpose, the Notary instructed only to issue duplicates and certified copies to the Buyer without conveyance prior to the present hearing.

3. The ruling in Section 454 of the German Civil Code (BGB) is hereby eliminated by agreement.



                                    SECTION 8
                               SAFEGUARDING CLAUSE

If individual provisions or part of the present agreement are or become invalid or impractical, the validity of the present Agreement shall nonetheless remain in full force and effect. The contracting parties shall undertake to replace the invalid provisions or parts thereof by agreements which come as close as possible to the original economic intention of the invalid provisions or parts thereof. The same procedure shall also apply in the event of any gaps in the present Agreement.



                                    SECTION 9
                         APPLICABLE LAW AND LEGAL VENUE

The present Agreement shall be governed by German law. The legal venue shall be Mosbach, Germany, in accordance with Section 19 a of the German Code of Civil Procedure (ZPO).



                                   SECTION 10
                       CAUTIONING AND ASSIGNMENT EXECUTION

1. The Notary has drawn the attention of the parties to any judicial and official licenses or approvals which may be necessary and also to any existing pre-emption rights of the municipal authority. The parties hereby empower the authenticating Notary to request the necessary licenses and approvals and to take receipt of the aforesaid on behalf of the parties.

         The Notary shall notify the municipal authority of the present Agreement and shall request the issue of a negative certificate on the pre-emption right. If a pre-emption right is exercised, or if official approval is refused, or if approval is given with a particular requirement or condition, the notice shall be issue to the parties directly, with a copy to the Notary being requested.

2. The parties were particularly cautioned by the authenticating Notary on the fact that

         a) ownership of the property does not pass to the Buyer upon the conclusion of the present Agreement but only upon the transfer of ownership in the Land Register and that the tax clearance certificate must have been issued beforehand;

         b) all agreements which are connected with the present property transaction require notarial authentication and that any breach of the aforesaid provision (Section 313 of the German Civil Code) shall make the Agreement invalid in its totality.

3. The parties hereby instruct the Notary to act in the execution of the present Agreement and to issue, amend or supplement all approvals and applications to the Land Registry Office if this is procedurally necessary for the execution of the Agreement. The Notary is empowered to issue separate or limited applications under the present Deed and to withdraw them in the same way. The Notary is particularly empowered to request all the necessary approvals and declarations which may be required and to have the aforesaid issued with effect for all parties concerned. The acting Notary is also empowered to obtain all the necessary cancellation documents.

                                   SECTION 11
                                POWER OF ATTORNEY


The parties hereby authorize the employees of the authenticating Notary, namely

         a)       MRS. TANJA BRANDNER, notariate employee

         b)       MRS. BARBEL SCHULZ, notariate employee

         c)       MRS. KATHLEEN SCHULT, notariate employee

namely each one on her own and with exemption from the restrictions laid down in
Section 181 of the German Civil Code (BGB), to issue all declarations and statements required for the execution of the Agreement and to conduct all legal acts vis-a-vis the authorities and courts required for the execution of the Agreement, especially to submit or withdraw applications of all kinds (especially registration entries and cancellations) and to amend or supplement any declarations or statements already made. The powers of attorney also include the rectification or adjustment of any declared conveyance and tolerance and acceptance of secured rights encumbering the subject matter of the Agreement by the Buyer if and insofar as it is not possible to obtain a cancellation of the aforesaid rights.

This record was read out to the persons appearing, approved by them and signed in their own hands as follows:



/s/ James M Thomson
/s/ Dr. Tobias Wahl
/s/ Andreas Klug




Official Stamp

Certified abridged / simple copies:

1 to the Seller
1 to the Buyer
2 to the Revenue Office
1 to the Committee of Experts
1 for the file


The first - abridged - copy and the second copy has been issued to the Mosbach Local Court - Land Registry Office.

Frankfurt am Main, August 31, 2000

Official Stamp
Dr. Gerhard Pilger
Notary in Frankfurt am Main
                                                               Signature
                                                               (Dr. Pilger)
                                                               Notary


STATEMENT OF COSTS: IN ACCORDANCE WITH SECTIONS 141 AND 154 OF THE COST
ORDINANCE


TRANSACTION VALUE: DM 3,372,120.00
in accordance with Section 39 in of the Cost Ordinance (KostO)


FEE
20/10 fee as per Sections 32 and 36, para. 2 KostO               DM  10,360.00
       for the authentication
5/10 fee as per Section 146 I KostO                              DM   2,590.00
       for executing the transaction
Fee as per Section 58 in KostO                                   DM      60.00
       for the authentication outside the law office
Fee as per Section 59 I KostO                                    DM      60.00
       for the authentication in a foreign language
Fee as per Sections 136 and 152 KostO                            DM      24.00
       for the writing and photocopying costs
Fee as per Sections 137 and 152 KostO                            DM       9.00
       for postage, telephone and telefax costs
                                                                 -------------
Sub-total                                                        DM  13,103.00
16% value-added tax                                              DM   2,096.48
                                                                 -------------
TOTAL (including 16% VAT = DM 2,096.48)                          DM  15,199.48
                                                                 =============

                                                               Signature
                                                               (Dr. Pilger)
                                                               Notary